Exhibit 99.1

SolarEdge Technologies, Inc. Announces Pricing of Private Offering of $300 Million of 2.25% Convertible Senior Notes due 2029

MILPITAS, Calif.–(BUSINESS WIRE)–June 26, 2024–SolarEdge Technologies, Inc. (Nasdaq: SEDG) (“SolarEdge”) today announced the pricing of $300 million aggregate principal amount of 2.25% Convertible Senior Notes due 2029 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, SolarEdge has granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $45 million aggregate principal amount of the Notes on the same terms and conditions. The sale of the Notes to the initial purchasers is expected to settle on June 28, 2024, subject to customary closing conditions.

The Notes will bear interest at a rate of 2.25% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. The Notes will mature on July 1, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

SolarEdge will not be able to redeem the Notes prior to June 28, 2027. On or after June 28, 2027, SolarEdge may redeem the Notes at its option if the last reported sale price of SolarEdge’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which SolarEdge provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders of the Notes will have the right to require SolarEdge to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) in cash at a fundamental change repurchase price of 100% of their principal amount plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date. Following certain corporate events or if SolarEdge issues a notice of redemption, SolarEdge will, under certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event or notice of redemption.

The Notes will be convertible based on an initial conversion rate of 29.1375 shares of SolarEdge’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $34.32 per share of common stock, which represents a conversion premium of approximately 30% to the last reported sale price of SolarEdge’s common stock on the Nasdaq Global Select Market on June 24, 2024). Prior to the close of business on the business day immediately preceding April 1, 2029, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after April 1, 2029 until the close of business on the second scheduled trading day immediately prior to the maturity date, the Notes will be convertible, at the option of the holders of Notes, at any time regardless of such conditions. The Notes will be convertible into cash, shares of common stock of SolarEdge or a combination thereof, with the form of consideration to be determined at SolarEdge’s election.

When issued, the Notes will be SolarEdge’s senior unsecured obligations and will rank senior in right of payment to any of SolarEdge’s unsecured indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of SolarEdge’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of SolarEdge’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of SolarEdge’s subsidiaries.

SolarEdge estimates that the net proceeds from the Offering will be approximately $293.2 million (or approximately $337.2 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. SolarEdge intends to use approximately $25.2 million of the net proceeds from the Offering to pay the cost of the capped call transactions (as defined below). SolarEdge intends to use the remainder of the net proceeds from the Offering to repurchase a portion of its outstanding 0.000% Convertible Notes due 2025 (the “2025 Notes”) and for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, SolarEdge expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties and the remainder to repurchase an additional portion of its outstanding 2025 Notes and for general corporate purposes.

Holders of the 2025 Notes that are repurchased in the concurrent repurchases described above may purchase shares of SolarEdge’s common stock in the open market to unwind any hedge positions they may have with respect to the 2025 Notes. These activities may increase (or reduce the size of any decrease in) the trading price of SolarEdge’s common stock and the initial conversion price of the Notes.

In connection with the pricing of the Notes, SolarEdge anticipates entering into capped call transactions (the “capped call transactions”) with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to SolarEdge’s common stock upon any conversion of the Notes and/or offset any cash payments SolarEdge is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to approximately $48.84 per share (which represents a premium of approximately 85% over the last reported sale price of the common stock on the Nasdaq Global Select Market on June 25, 2024), subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, SolarEdge expects to enter into additional capped call transactions with the option counterparties.

In connection with plans to establish their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of SolarEdge’s common stock and/or enter into various derivative transactions with respect to SolarEdge’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of SolarEdge’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SolarEdge’s common stock and/or purchasing or selling SolarEdge’s common stock or other securities of SolarEdge in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the observation period for conversions of the Notes following April 1, 2029 and, to the extent that SolarEdge unwinds a corresponding portion of the capped call transactions, following an early conversion of the Notes or repurchase or redemption of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of SolarEdge’s common stock or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that a holder will receive upon conversion of its Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of common stock of SolarEdge issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of common stock of SolarEdge issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such because the statements include information, among other things, concerning the satisfaction of customary closing conditions with respect to the Offering and capped call transactions and the anticipated use of the net proceeds of the Offering. These forward-looking statements are often characterized by the use of words such as “may,” “should,” “will,” “intend,” “expect,” “believe,” “anticipate” or other words of similar import.

The forward-looking statements contained in this press release are only predictions based on SolarEdge’s current expectations and SolarEdge’s projections about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause SolarEdge’s actual results, levels of activity, performance or achievements (including in relation to the Offering and use of the net proceeds of the Offering) to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements. These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of SolarEdge’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 9, 2024, Current Reports on Form 8-K and other reports filed with the Securities Exchange Commission. All forward-looking statements included in this release are given only as at the date hereof and SolarEdge assumes no obligation, and disclaims any duty, to update the forward-looking statements in this release.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. SolarEdge cannot guarantee future results, levels of activity, performance or achievements. SolarEdge is under no duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.

Source: SolarEdge Technologies, Inc.

Investor Contacts

SolarEdge Technologies, Inc.

JB Lowe, Head of Investor Relations

investors@solaredge.com

or

Sapphire Investor Relations, LLC

Erica Mannion or Michael Funari

investors@solaredge.com

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